Exhibit 10.16i

NINTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR RESEARCH &
DEVELOPMENT ALLIANCE ON TRIEX MODULE TECHNOLOGY

This NINTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR RESEARCH & DEVELOPMENT ALLIANCE ON TRIEX MODULE TECHNOLOGY (this “Amendment”) is effective as of December 9, 2015 (the “Effective Date”) and is by and between THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK (“FOUNDATION”), a non-profit educational corporation existing under the laws of the State of New York, having an office located at 257 Fuller Road, Albany, New York 12203, on behalf of the Colleges of Nanoscale Science and Engineering of the State University of New York Polytechnic Institute), and SILEVO, LLC (as successor in interest of SILEVO INC.) (“SILEVO”), a Delaware limited liability company with its principal office located at 47700 Kato Road, Fremont, California 94538. FOUNDATION and SILEVO are each referred to herein sometimes individually as a “Party” or, collectively, as “Parties.”

I.	RECITALS
1.1.

FOUNDATION and SILEVO entered into that certain Amended and Restated Agreement for Research & Development Alliance on Triex Module Technology effective as of September 2, 2014, as amended by a First Amendment thereto effective as of October 31, 2014, a Second Amendment thereto effective as of December 15, 2014, a Third Amendment thereto effective as of February 12, 2015, a Fourth Amendment thereto effective as of March 30, 2015, a Fifth Amendment thereto effective as of June 30, 2015, a Sixth Amendment thereto effective as of September 1, 2015, a Seventh Amendment thereto effective as of October 9, 2015, and an Eighth Amendment thereto effective as of October 26, 2015 (as amended, the “Agreement”).

1.2.	The parties wish to amend the Agreement to make certain clarifications and revisions as set forth in this Amendment.

THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

II.	DEFINED TERMS

In addition to the terms defined elsewhere in this Amendment, capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

III.	AMENDMENTS
3.1

Funding Commitment.  Concurrently with its execution of this Amendment, FOUNDATION will provide a signed letter (executed by an authorized officer of the foundation, Director level or higher) in the form attached hereto as Exhibit A, along with the Grant disbursement agreement (GDA) attached evidencing the commitment of the State of New York to the funding for the performance of the obligations of the FOUNDATION under the Agreement.

3.2	SILEVO Employment Targets
(a)	Section 4.4 of the Agreement is deleted and replaced by the following:

(a)  Provided FOUNDATION performs its obligations under Sections 4.1(c) and 5.1(a) - 5.1(c), SILEVO will employ and hire as SILEVO employees personnel for a minimum of 1,460 jobs headquartered in the City of Buffalo, New York, with SILEVO to employ and hire as SILEVO employees personnel for 500 of such jobs for the Manufacturing Operation at the Manufacturing Facility over the initial two (2) years of the collaboration commencing on the Manufacturing Facility Completion Date.

(b)  If Manufacturing Facility Completion occurs after the Completion Deadline, then the periods set forth above shall be extended one day for each day between the Completion Deadline and the date that Manufacturing Facility Completion occurs. SILEVO commits to the retention of these jobs for a period of no less than five (5) years.

(c)  In addition to the 1,460 jobs under Section 4.4(a), provided FOUNDATION performs its obligations under Sections 4.1(c) and 5.1(a) - 5.1(c), SILEVO agrees to employ personnel for a minimum of 2,000 jobs over the five years of the collaboration following Manufacturing Facility Completion to be located in New York State. SILEVO commits to the retention of these jobs for a period of no less than five (5) years.

(d)  Provided FOUNDATION performs its obligations under Sections 4.1(c) and 5.1(a) - 5.1(c), SILEVO commits to employ 5,000 people in total in New York State (which may include jobs described in Sections 4.4(a), (b) and (c)) by the tenth (10th) anniversary of the Manufacturing Facility Completion Date.

(b)	The provisions of Section 4.1(a) and Exhibit A (section entitled Job Creation) of the Agreement are deemed modified to be consistent with the revised Section 4.4 of the Agreement above.
3.3	Contingencies
(a)	Section 19.14 of the Agreement is amended by deleting the reference to November 30, 2015 and replacing it with “March 31, 2016”.
(b)

Notwithstanding anything to the contrary herein, the effectiveness of this Amendment is conditioned upon FOUNDATION’s strict and timely performance of its obligation under Section 3.1 above.  If FOUNDATION fails to strictly and timely perform such obligations, this Amendment shall be of no further force and effect.

IV.	MISCELLANEOUS

No amendment or modification of this Amendment shall be valid or binding upon the Parties unless in a writing executed by both of the Parties. This Amendment, together with the Agreement, is the complete and exclusive statement of the agreement of the Parties in respect of the subject matter described in this Amendment and shall supersede all prior and contemporaneous agreements, communications, representations, and understandings, either oral or written, between the Parties or any officers, agents or representatives thereof. This Amendment may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute the same Amendment. Any signed copy of this Amendment made by photocopy, facsimile or PDF Adobe format shall be considered an original. Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the Effective Date.

THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK

By:	/s/ Christine M. Waller
Name:	Christine M. Waller
Title:	RF Operations Manager
Date:	December 8, 2015

SILEVO, LLC

By:	/s/ Zheng Xu
Name:	Zheng Xu
Title:	Chief Executive officer
Date:	December 9, 2015

EXHIBIT A

FUNDING LETTER

[Fort Schuyler Management Corporation Letterhead]

December ___, 2015

Re:

Funding for Construction of Manufacturing Facility and Purchase of Manufacturing Equipment for approximately 1,000,000 square foot Facility for Silevo, LLC at the Riverbend Development Site in Buffalo, New York, pursuant to the terms of the Amended and Restated Agreement for Research & Development Alliance on Triex Module Technology dated September 2, 2014, as modified (the “Silevo Project”)

Dear Sir or Madam:

This letter confirms that (a) the State of New York has approved the Silevo Project, (b) the executive and legislative branches of the State of New York have finalized a state budget that includes full funding for the obligations of The Research Foundation for the State University of New York and/or Fort Schuyler Management Corporation (“FSMC”) with respect to the Silevo Project of at least $750,000,000, (c) the Empire State Development Corporation (“ESDC”) and FSMC have executed the attached Grant Disbursement Agreement (“GDA”) dedicating the funds identified therein, consisting of not less than $750,000,000, to the Silevo Project, (d) a public hearing to solicit input on the program was held and did not result in any major input or reaction from the public (as indicated in the attached meeting notes) and no modification of the GDA was required as a result of the hearing and (e) ESDC is reviewing, approving and disbursing funds for the Silevo Project.

Please call me if you have any questions concerning this letter.

Very truly yours,

FORT SCHUYLER MANAGEMENT CORPORATION (Signed by Director and/or Officer of FORT SCHUYLER MANAGEMENT CORPORATION)

Attachment - Grand Disbursement Agreement (GDA)